INTIVA BioPharma Files a U.S. Patent Application for the Use of Cannabinoids for

Treating Myotonia, Myotonic Dystrophy and Other Related Dystrophies

Denver, Colorado, June 28, 2018 - INTIVA BioPharma Inc. (“INTIVA” or the “Company”) (OTC: NTVA) announced that it has filed a utility patent application with the United States Patent Office relating to the use of cannabinoids to treat myotonia, myotonic dystrophy and other related dystrophies. The patent application addresses methods and compositions for treating the diseases and covers the administration of the formulation by various delivery systems. This utility patent application claims the benefit of a provisional patent application that was filed by the Company in 2017.

Myotonia refers to a neuromuscular condition in which the relaxation of a muscle is impaired and can affect any muscle group. Because a repeated effort is required to relax the muscle, individuals with myotonia may have trouble with normal activities including releasing their grip on objects and having difficulty rising from a seated position. Patients suffering from myotonia often walk with a stiff, awkward gait.

Myotonic dystrophy is a genetic disorder that affects muscular function. Symptoms include gradually worsening muscle loss and weakness. There is currently no cure for myotonic dystrophy; however, various drugs have been administered to manage various symptoms without great success.

Rob Goldfarb, INTIVA Chief Operating Officer stated, “We are excited about the prospect of developing a cannabinoid-based drug to treat the devastating and debilitating symptoms of myotonia, myotonic dystrophy and certain other dystrophies. We are hopeful that INTIVA’s drug development strategies to treat these disorders will be instrumental in developing cannabinoid-based medical treatments that will be compliant with U.S. Food and Drug Administration (“FDA”) requirements”.

The market intelligence firm, EvaluatePharm® estimated that the mean cost per patient during 2017 in the United States for non-orphan drugs was $30,708 and that the median cost per patient for non-orphan drugs was $15,809. The firm also projected that sale for the overall pharmaceutical market should grow at 6.4% per year.

Alain Bankier, INTIVA’s Interim CEO added “With the current patient population of myotonia, myotonic dystrophy and other related dystrophies estimated to be in excess of one incidence per 8,000 people, and assuming we will be able to produce cannabinoid-based medicine, at or below the median cost of drugs for patient care, it is anticipated that the potential market for new solutions to treat these patients could represent a significant opportunity, while helping many people afflicted with these debilitating symptoms”.

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About INTIVA BioPharma Inc.

INTIVA BioPharma Inc. is a US-based pharmaceutical company engaged in the formulation, development and commercialization of cannabinoid-based pharmaceuticals, in accordance with U.S. Food and Drug Administration (“FDA”) pre-clinical and clinical pathways, to address a broad range of medical conditions and disorders.

INTIVA BioPharma’s drug development strategy consists of:

A. The determination of medical conditions and disorders that could potentially benefit from cannabinoid-based formulations;

B. Conducting “freedom to operate” investigations on these conditions;

C. The preparation of patent applications and the prosecution of such application and/or the licensing of existing patents;

D. Identifying the regulatory pathway with the FDA; and

E. Proceeding with pre-clinical and clinical development activities in accordance with FDA protocols for submission to obtain approval for the particular product(s).

INTIVA BioPharma website: www.intivabiopharma.com.

INTIVA Disclosure Notice: This press release contains “forward-looking statements. For this purpose, any statements contained herein or which are otherwise made by or on behalf of INTIVA BioPharma that are not statements of historical facts may be deemed forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “plan,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “would,” “estimate,” or “continue,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Readers are cautioned that all forward-looking statements involve risk and uncertainties which may cause results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to the following: the success of research and development activities and the speed with which regulatory authorizations and product launches may be achieved; government regulation generally; competitive developments; the ability to successfully market products domestically and internationally; difficulties or delays in manufacturing or issues relating to manufacturing capacity; commercial obstacles to the successful introduction of brand products generally; legal defense costs, insurance expenses, settlement costs, and the risk of an adverse decision or settlement relating to product liability, patent protection, governmental investigations, and other legal proceedings; INTIVA BioPharma’s ability to acquire and protect patents and other intellectual property both domestically and internationally; the absence of certainty regarding the receipt of required regulatory approval or the timing or terms of such approvals; any changes in business, political and economic conditions; business interruption due to hurricanes or other events outside of INTIVA BioPharma’s control.

Readers are cautioned not to place reliance on these forward-looking statements, which are valid only as of the date they were made. INTIVA BioPharma undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise, except as expressly required by law.

Contact:

Mark Lubchenco Director of Investor Relations INTIVA BioPharma Inc. Tel. 1-303-495-7583 Email mlubchenco@intivabiopharma.com Website www.INTIVABioPharma.com

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